Exhibit (a)(24)

EXCELSIOR FUNDS, INC.

ARTICLES OF AMENDMENT

Excelsior Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore, Maryland (hereinafter called the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

SECOND: Pursuant to Section 2-605 of the Maryland General Corporation Law and the authority granted to the Board of Directors of the Company (the “Board”) in Article VI of the Company’s Articles of Incorporation, a majority of the Board has duly adopted resolutions for the purpose of redesignating certain classes and series of the Company’s common stock, as set forth below:

Current Designation	New Designation
Class A Common Stock	Money Fund – Shares class

Class A Common Stock – Special Series 1	Money Fund – Institutional Shares class

Class B Common Stock	Government Money Fund – Shares class

Class B Common Stock – Special Series 1	Government Money Fund - Institutional Shares class

Class C Common Stock	Blended Equity Fund – Shares class

Class C Common Stock – Special Series 1	Blended Equity Fund – Institutional Shares class

Class C Common Stock – Special Series 2	Blended Equity Fund – Advisory Shares

Class D Common Stock	Core Bond Fund – Shares class

Class D Common Stock – Special Series 1	Core Bond Fund – Retirement Shares class

Core Bond Fund – Institutional Shares class	Core Bond Fund – Institutional Shares class

Class F Common Stock	International Fund – Shares class

Class F Common Stock – Special Series 1	International Fund – Institutional Shares class

Class G Common Stock	Treasury Money Fund – Shares class

Class G Common Stock – Special Series 1	Treasury Money Fund – Institutional Shares class

Class H Common Stock	Small Cap Fund – Shares class

Class H Common Stock – Special Series 1	Small Cap Fund – Retirement Shares class

Small Cap Fund – Class A Shares	Small Cap Fund – Class A Shares

Small Cap Fund – Class C Shares	Small Cap Fund – Class C Shares

Small Cap Fund – Class Z Shares	Small Cap Fund – Class Z Shares

Class I Common Stock	Energy and Natural Resources Fund – Shares class

Current Designation	New Designation
Class I Common Stock – Special Series 1	Energy and Natural Resources Fund – Institutional Shares class

Energy and Natural Resources Fund – Class A Shares	Energy and Natural Resources Fund – Class A Shares

Energy and Natural Resources Fund – Class C Shares	Energy and Natural Resources Fund – Class C Shares

Energy and Natural Resources Fund – Class Z Shares	Energy and Natural Resources Fund – Class Z Shares

Class N Common Stock	Value and Restructuring Fund – Shares class

Class N Common Stock – Special Series 1	Value and Restructuring Fund – Institutional Shares class

Class N Common Stock – Special Series 2	Value and Restructuring Fund – Retirement Shares class

Value and Restructuring Fund – Class A Shares	Value and Restructuring Fund – Class A Shares

Value and Restructuring Fund – Class C Shares	Value and Restructuring Fund – Class C Shares

Value and Restructuring Fund – Class Z Shares	Value and Restructuring Fund – Class Z Shares

Class Q Common Stock	Pacific/Asia Fund – Shares class

Class Q Common Stock – Special Series 1	Pacific/Asia Fund – Institutional Shares class

Class S Common Stock	Short-Term Government Securities Fund – Shares class

Class S Common Stock – Special Series 1	Short-Term Government Securities Fund – Institutional Shares class

Class T Common Stock	Intermediate-Term Bond Fund – Shares class

Class T Common Stock – Special Series 1	Intermediate-Term Bond Fund – Institutional Shares class

Class T Common Stock – Special Series 2	Intermediate-Term Bond Fund – Advisory Shares

Class U Common Stock	Large Cap Growth Fund – Shares class

Class U Common Stock – Special Series 2	Large Cap Growth Fund – Retirement Shares class

Large Cap Growth Fund – Institutional Shares class	Large Cap Growth Fund – Institutional Shares class

Large Cap Growth Fund – Class A Shares	Large Cap Growth Fund – Class A Shares

Large Cap Growth Fund – Class C Shares	Large Cap Growth Fund – Class C Shares

Large Cap Growth Fund – Class Z Shares	Large Cap Growth Fund – Class Z Shares

Class V Common Stock	Real Estate Fund – Shares class

Class W Common Stock	Emerging Markets Fund – Shares class

Emerging Markets Fund – Institutional Shares class	Emerging Markets Fund – Institutional Shares class

Emerging Markets Fund – Class A Shares	Emerging Markets Fund – Class A Shares

Current Designation	New Designation
Emerging Markets Fund – Class C Shares	Emerging Markets Fund – Class C Shares

Emerging Markets Fund – Class Z Shares	Emerging Markets Fund – Class Z Shares

Class J Common Stock	Class J Common Stock

Class K Common Stock	Class K Common Stock

Class L Common Stock	Class L Common Stock

Class L Common Stock – Special Series 1	Class L Common Stock – Special Series 1

Class M Common Stock	Class M Common Stock

Class M Common Stock – Special Series 1	Class M Common Stock – Special Series 1

Class O Common Stock	Class O Common Stock

THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board has determined to file of record these Articles of Amendment, which Amendment is limited to changes expressly authorized by Section 2-605 of Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of redesignating certain classes and series of the Company’s common stock.

FOURTH: The description of the shares of stock designated and classified by the Company, as amended by these Articles of Amendment; including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption is as set forth in the Articles of Incorporation, as amended, and has not changed in connection with these Articles of Amendment.

IN WITNESS WHEREOF, EXCELSIOR FUNDS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary as of the 27th day of September, 2007.

EXCELSIOR FUNDS, INC.

	By:	/s/ Christopher L. Wilson
Christopher L. Wilson
President

Attest:

/s/ James R. Bordewick, Jr.
James R. Bordewick, Jr.
Secretary

THE UNDERSIGNED, President of EXCELSIOR FUNDS, INC., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Christopher L. Wilson
Christopher L. Wilson
President